EXHIBIT 99.1

Cosmos Holdings Reports Continued Revenue Growth and Achieves $3.3 Million of

Adjusted EBITDA for the Fiscal Year 2021

CHICAGO, April 19, 2022 (GLOBE NEWSWIRE) -- Cosmos Holdings, Inc. (“the Company”) (Nasdaq: COSM), an international pharmaceutical company with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices, today provided a business update and reported financial results for the year ended December 31, 2021.

Greg Siokas, Chief Executive Officer of Cosmos Holdings, stated, “We are pleased to have another year of revenue growth, as well as positive adjusted net income and positive adjusted EBITDA (as defined below) for the year ended December 30, 2021. Heading into 2022, we are off to a strong start and expect to achieve solid year-over-year organic growth again in 2022. We continue to invest in R&D and have grown our proprietary Sky Premium Life (“SPL”) line of luxury nutritional supplements to 85 SKUs, up from 60 just a year ago. We recently announced that we have launched Mediterranation, a new premium line of nutritional supplements which uses organic herbs and plant found in specific regions in Greece and the Mediterranean. We believe this new line of premium nutraceuticals will further enhance our growth strategy and we look forward to expanding the product line into new global markets through our growing distribution channels. During 2021, we developed numerous new branded products, many of which have launched with more slated for launch throughout 2022. We are also focusing on creating a new line of proprietary branded and generic pharmaceuticals as EU prescription drugs come off patent.”

“We continue to expand our distribution network worldwide and increase penetration across the EU. We are opening new markets and actively working to expand into Eastern and Northern Europe, North America, and Asian markets. We have built a highly scalable business model and our omni-channel marketing strategy now spans online sales, such as Amazon, as well as ‘brick and mortar’ pharmacies, specialty nutrition stores and grocery stores. During 2021, we launched our SPL products on Amazon UK and entered into an exclusive distribution agreement with Mediprovita GbR in Germany and Austria. We also achieved a major milestone by partnering with China-based REMAI e-Commerce Co., Ltd. to open a flagship store and launch our SPL products on Alibaba’s Tmall Global. When our test marketing is complete, we will launch our SPL store on China’s Tmall Global this spring, initially with 12 curated SKUs. Most recently, we launched our SPL products on Amazon Singapore.”

“Over the past year we have been focusing on reducing the Company’s debt and have converted a total of $11.2 million of debt to equity. We continue to strengthen our balance sheet and have increased our working capital by 69% to $11 million as of December 31, 2021 compared to $6.5 million as of December 31, 2020. We also increased our shareholder equity to $4.4 million from a deficit of $4.2 million as of December 31, 2020. Overall, we have maintained a solid balance sheet and are well positioned to execute on a number of key milestones that we believe will drive significant value for shareholders.”

“Importantly, in the first quarter of 2022, we uplisted to the Nasdaq which was a significant achievement and a direct result of hard work by our Board of Directors and leadership team in 2021. We also remain focused on accretive acquisitions that would be highly synergistic with our existing operations. We are actively evaluating M&A that will scale our business through vertical integration. We could not be more excited about the outlook for the business and believe 2022 will be a transformative year for the Company.”

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
(in $)	2021	2020
GAAP - Figures
REVENUE	$56,239,667	$55,406,337
GROSS PROFIT	8,330,487	8,060,380
INCOME (LOSS) FROM OPERATIONS	$(4,533,403)	$2,714,293
NET INCOME (LOSS)	(7,961,649)	820,786

Non-GAAP Figures (*)
ADJUSTED EBITDA	$3,321,599	$3,302,341
ADJUSTED NET INCOME	$383,747	$163,802

(*) See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest expense, net, (iii) non-cash interest expense, (iv) stock-based compensation expense, (v) non-recurring and extraordinary items (vi) other income (expense), net, (vii) gain (loss) on equity investments, net, (viii) gain on extinguishment of debt, (ix) change in fair value of derivative liability (x) foreign currency transaction, net, and (xi) prior years bad debt allowances.

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We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary

Items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above), excluding (i) benefit from (provision for) income taxes.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Years Ended December 31,
(in $)	2021	2020
INCOME (LOSS) BEFORE INCOME TAXES	$(7,847,639)	$1,198,321
Adjustments (add back):
Depreciation and amortization expense	449,692	397,595
Interest expense, net	2,823,842	2,761,004
Non-cash interest expense	757,021	34,106
Stock-based compensation	5,904,000	-
Non-recurring and extraordinary items	367,655	28,351
Other income (expense), net	88,882	(4,571)
Gain (loss) on equity investments, net	(2,541)	34,443
Gain on extinguishment of debt	(606,667)	(942,029)
Change in fair value of derivative liability	(193,513)	4,158
Foreign currency transaction, net	493,528	(305,274)
Bad debt allowances	1,087,339	96,237
ADJUSTED EBITDA	$3,321,599	$3,302,341
Interest expense, net	(2,823,842)	(2,761,004)
ADJUSTED NET INCOME	$383,747	$163,802

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About Cosmos Holdings, Inc.

Cosmos Holdings Inc. (Nasdaq:COSM) is an international pharmaceutical company, with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices through an extensive, established EU distribution network. The Company identifies, acquires, develops and commercializes products that improve patients’ lives and outcomes. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Holdings has offices and distribution centers in Thessaloniki, Greece, Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: COSM@crescendo-ir.com

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